Exhibit 10.6

CONFIDENTIAL TREATMENT

THIRD AMENDMENT

TO DEVELOPMENT AND SUPPLY AGREEMENT

This THIRD AMENDMENT TO DEVELOPMENT AND SUPPLY AGREEMENT (“Third Amendment”) is entered into as of the 29th day of June, 2011 (“Third Amendment Effective Date”) by and between Cubist Pharmaceuticals, Inc., a Delaware corporation (“Cubist”) and Hospira Worldwide, Inc., a Delaware corporation (“Hospira”) to amend the terms of that certain Development and Supply Agreement dated as of April 3, 2000, as amended, between Hospira and Cubist (“Agreement”).

WHEREAS, the parties desire further to amend the terms of the Agreement to reflect, among other items, the deletion of provisions in the Second Amendment relating to the validation of Hospira’s facility in Liscate, Italy, the manufacture of Product at such site, changes to minimum purchase and supply volumes of Product and applicable pricing.

NOW, THEREFORE in consideration of the mutual promises and agreements contained herein, the parties agree to amend the Agreement as follows:

1.             Incorporation of the Agreement. The Agreement is incorporated herein by this reference as though the same was set forth in its entirety.  Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2.             Definitions; References.  Certain defined terms are added to the Agreement as indicated below.  Otherwise, all capitalized terms which are not defined herein shall have the same meanings as set forth in the Agreement.  References to numbered sections and exhibits cited herein refer to specific sections of, and exhibits to, the Agreement, as amended.

(a)           Section 1.7 is hereby deleted in its entirety and replaced with the following:

“1.7         “Product” shall mean the Drug in final dosage form, packaged in a standard flip top vial, meeting Product Specifications.  Following successful qualification, Product shall be automatically amended to include, as applicable, []* configurations of CUBICIN® (daptomycin for injection).”

(b)           Section 1.8 is hereby deleted in its entirety and replaced with the following:

“1.8         “Product Specifications” shall mean the applicable product, labeling and performance specifications for Product, of any configuration (e.g. the amount of Bulk Drug per vial of Product) []* as filed with the FDA or other appropriate regulatory authorities, including Product formula and materials required for the manufacture of Product, which are to be purchased and supplied under this Agreement, and as are set forth on Exhibit 1.8, which specifications may be modified from time to time by mutual written agreement of the parties, without the necessity of amending this Agreement.”

(c)           Article 1 is hereby amended by adding the following definitions to the Agreement as new Sections 1.10 through 1.19:

*Confidential Treatment Requested.  Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

“1.10       []*.”

“1.11       []*.”

“1.12       []*.”

“1.13       []*.”

“1.14       []*.”

“1.15       []*.”

“1.16       “Facility” shall mean Hospira’s manufacturing facility located in McPherson, Kansas, U.S.A.”

“1.17       “Substantially Lost or Rejected” shall mean that with respect to a lot of Product, the loss or rejection of []* vials — []*

“1.18       “Manufacturing Campaign” shall mean the manufacture of Product by Hospira where there is no break in between the manufacturing of two (2) or more lots of Product (e.g. no other products are manufactured by Hospira in between such lots of Product).”

“1.19       “Affiliate” shall mean any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a party to this Agreement; a corporation or non-corporate business entity shall be regarded as in control of another corporation or non-corporate business entity if it owns, or directly or indirectly controls, in excess of fifty percent (50%) of the voting stock of the other corporation, or (a) in the absence of the ownership of in excess of fifty percent (50%) of the voting stock of a corporation or (b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management of such other corporation or entity.”

3.             Liscate, Italy Facility.  The parties agree to delete, render null and void and of no further effect all provisions in the Second Amendment to the Agreement, dated June 26, 2008 (the “Second Amendment”), related to the validation of Hospira’s facility in Liscate, Italy and manufacture of Product at such site.  Accordingly, the following provisions of the Second Amendment (and any amendments to the Agreement effected thereby) are hereby deleted in their entirety, are null and void and shall no longer be of any effect:  Paragraphs 3, 4 and 5; the relevant portions of the Pricing Table in Paragraph 7 related to the manufacture of Product at Liscate, Italy; the VAT provisions of Paragraph 7(d); the relevant provisions of Paragraph 9 related to the manufacture of Product at Liscate, Italy; the entirety of the Plant Certification Outline, attached to Exhibit A to the Second Amendment, and Exhibits B and C, attached to the Second Amendment.

4.             New Development Project(s).

(a)           Upon Cubist’s request, Hospira hereby agrees to develop and validate the manufacturing processes for the []* Product at the Facility by a mutually agreeable date, in accordance with a []* Product development plan, containing and detailing, among other items, a schedule, budget and

(1)[]*

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

the parties’ respective responsibilities and deliverables for such activities, the terms of which would be negotiated in good faith by the parties, consistent with Hospira’s August 25, 2010 quotation attached hereto as Attachment A.

(b)           Upon Cubist’s request, Hospira hereby agrees to develop and validate the manufacturing processes for the []* Product at the Facility by a mutually agreeable date, in accordance with a []* Product development plan, containing and detailing, among other items, a schedule, budget and the parties’ respective responsibilities and deliverables for such activities, the terms of which would be negotiated in good faith by the parties, consistent with Hospira’s May 3, 2011 quotation attached hereto as Attachment B.

(c)           Upon Cubist’s request, Hospira shall develop and validate the manufacturing processes for the []* Product and/or the []* Product at the Facility in accordance with project development plans, the terms of which would be negotiated in good faith and mutually agreed to by the parties.

5.             []*.  Upon Cubist’s request, Hospira shall qualify and validate []* for manufacture of one or more of the Products at the Facility in accordance with the costs and other terms and conditions to be negotiated by the parties in good faith following Cubist’s request.  The parties acknowledge and agree that if the manufacture of any Product []* increases or decreases Hospira’s manufacturing costs of such Product, then the price for such Product, as set forth in Exhibit 8.5.1 []*.

6.             Quality Agreement.  The parties agree to negotiate in good faith and execute a new Quality Agreement with terms reasonably acceptable to the parties no later than ninety (90) days after the Third Amendment Effective Date, which Quality Agreement shall include, among other things, a requirement that (i) the parties will use []* efforts to complete each of their respective testing, acceptance/rejection and release obligations for each lot of Product within []* of the date of manufacture with respect to such lot of Product and (ii) Hospira will use []* efforts to release to Cubist all manufacturing records for each lot of Product (QA reviewed and approved batch records and all related documentation) within []* of the date of manufacture with respect to such lot of Product.  The parties further agree that if there is any conflict, discrepancy, or inconsistency among the terms of the Quality Agreement and the terms of any project development plan, the Agreement or other standard form or document used by the parties, such as a purchase order, the Quality Agreement will control as regards all issues solely related to quality assurance; and in all other cases, the Agreement will control.

7.             Section 8.1.1 is hereby deleted in its entirety and replaced with the following:

“8.1.1      Purchase and Sale of Product.  Cubist shall place purchase orders for Product with Hospira and Hospira shall manufacture and sell the Product to Cubist in accordance with the pricing schedule and minimum volume schedule set forth in Exhibit 8.5.1.  Cubist and Hospira agree that the Product pricing and minimum volumes as set forth in Exhibit 8.5.1 may be modified from time to time by mutual written agreement of the parties, without the necessity of amending this Agreement.  Cubist shall pay the applicable price for Product as set forth on the pricing schedule in Exhibit 8.5.1, based on: (a) []* (as detailed below); and (b) []*.  Cubist and Hospira agree that the []* for all orders, on or after []*, of Product to be manufactured in []* shall be []*, provided that (i) for clarity, []* any lots that are []* and (ii) the []*.  For purposes of example only, (i) if Cubist were to []*; and (ii) if Cubist were to []*.

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

8.1.1.1         The pricing schedule in Exhibit 8.5.1 shall be effective []* and such pricing shall remain in effect until []*.  The []* shall determine the []* to be applied to the invoice for such lot of Product pursuant to this Section 8.1.1.1, provided that notwithstanding the foregoing, Hospira shall remain obligated to comply with its minimum volume supply obligations under Exhibit 8.5.1 and shall not intentionally delay production []*.

8.1.1.2         If during the Term of this Agreement, []*, then notwithstanding anything to the contrary in this Agreement:  (i) Cubist’s []* provided that Cubist shall:  (a) no longer []*; and (b) until no later than []*; and (ii) the []* forecast period shall be []*, such that Section 8.7.4 of the Agreement shall be amended such that the language, “the first []*” shall be changed to “the first []*” and the language, “the remaining []*” shall be changed to “the remaining []*.

8.1.1.3         In addition, if during the Term of this Agreement, []*, then notwithstanding anything to the contrary in this Agreement: (i) Cubist’s []* (ii) Cubist shall no longer []*; and (iii) []* shall be deleted in its entirety and no longer be of any effect.

8.1.1.4         Cubist’s Affiliates may purchase Products directly from Hospira hereunder, as directed by Cubist, provided that Cubist shall be responsible for all such Affiliates’ compliance with the terms of this Agreement, including prompt payment for such Products in accordance with the terms hereof.  Any such purchases by Cubist’s Affiliates shall apply to Cubist’s minimum volume purchase obligations required by Section 8.1.1 and detailed in Exhibit 8.5.1.”

8.             Section 8.4.2 is hereby amended by (i) deleting the language in the first sentence of Section 8.4.2 beginning with the language “If due” and continuing up to the language “ … result thereof” and replacing it with the following:  “If as a result of []* on Hospira’s part” and (ii) adding the language “and is without prejudice to the provisions of Subparagraph 8.4.14, as applicable” at the end of Section 8.4.2 immediately following the words, “… shall not limit any liability of Hospira under Subparagraph 8.8.4”.”

9.             Section 8.4 is hereby amended by adding a new Section 8.4.12, as follows:

“8.4.12.       Labeling and Packaging. []* shall use commercially reasonable efforts to qualify and validate the Facility for individual labeling and packaging of Product as promptly as is reasonably practicable, but in any event no later than []* following Hospira’s receipt of final Product packaging specifications from Cubist, and in accordance with a project development plan, containing and detailing, among other items, a schedule, budget and the parties’ respective responsibilities and deliverables for such activities.  The parties agree to promptly negotiate such project development plan in good faith, understanding that []* shall be responsible for all costs of []*. After such time as the Facility has been qualified for packaging and labeling and the packaging line is operational, Cubist shall submit purchase orders to Hospira for labeled Product and Hospira will manufacture and deliver to Cubist labeled Product (e.g. final finished

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

Product, including individual Product labeling and packaging) in quantities equal to at least []* in a Contract Year or in the remaining portion of the Contract Year in which the Facility has been so qualified and the packaging line is operational; provided that notwithstanding the foregoing, Cubist may order less than []* under this Agreement in a Contract Year or remaining portion thereof, as applicable, as labeled Product: (i) if Cubist pays the labeled price, as set forth in Exhibit 8.5.1, for such orders of unlabeled Product; (ii) if Hospira is unable to manufacture labeled Product in such quantities; or (iii) if Cubist orders []* or more units of Product for manufacture under this Agreement in a Contract Year.  Should Cubist order []* or more units of Product for manufacture under this Agreement in Contract Year(s) []*, Cubist will submit purchase orders to Hospira for labeled Product and Hospira will manufacture and deliver to Cubist labeled Product (e.g. final finished Product, including individual Product labeling and packaging) in quantities equal to at least []* in such Contract Year, as applicable.”

10.           Section 8.4 is hereby amended by adding a new Section 8.4.13, as follows:

“8.4.13        Production Limits.  Hospira shall not manufacture more than []* lots of Product in any Manufacturing Campaign, without Cubist’s prior written approval, which approval shall not be unreasonably withheld. Hospira and Cubist agree that it shall be reasonable for Cubist to withhold approval in the event that, but not limited to the situation where, more than []* lots, []* out of any []* lots of Product are Substantially Lost or Rejected.”

11.           Section 8.4 is hereby amended by adding a new Section 8.4.14, as follows:

“8.4.14    Lot Failures.  If more than []* lots, []*, out of any []* lots of Product are Substantially Lost or Rejected, then (i) Cubist shall have the right to take appropriate action, which may include, but is not limited to, []* and (ii) the parties shall, in good faith, []*.  In addition, and notwithstanding the foregoing, should a significant issue, event or failure be identified by Cubist or Hospira that either party believes will put future production at elevated risk, then Cubist or Hospira shall notify the other party and in good faith, the parties will meet to put appropriate measures in place to mitigate the risk []*.  If any lot of Product ordered by Cubist is Substantially Lost or Rejected, then Cubist shall have the option:  (i) to []*; or (ii) []*; provided, however, that unless as otherwise provided herein, nothing in this Section 8.4.14 shall reduce Cubist’s obligations to satisfy its minimum volume purchase obligations for the applicable Contract Year(s) as specified under Section 8.1.1 and detailed in Exhibit 8.5.1.  For clarity, the provisions stated in this Section 8.4.14 shall be in addition to any other remedies available to Cubist hereunder, including without limitation and as applicable, pursuant to Sections 8.4.2 and 8.8.4.”

12.           Section 8.7.4 is hereby amended to add the following clause at the end of such Section:

“Cubist’s rolling forecasts and firm purchase orders within such forecasts shall specify:  (i) the []*; (iii) the []*; (iv) whether []*; and (v) the []*.”

13.           Section 8.7.6  is hereby deleted in its entirety and replaced with the following:

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

“No less than []* prior to the scheduled date of any manufacturing run of Product, Cubist, at its option, may notify Hospira of changes to the []* applicable for such manufacturing run.  No less than []* prior to the scheduled date of any manufacturing run of Product, Cubist, at its option, may notify Hospira of the following changes applicable for such manufacturing run:  (i) changes to the []*; and (ii) changes to []*, provided Cubist may on []* notify Hospira of changes to []* provided that Cubist []*.  Hospira shall manufacture and deliver Product in accordance with such notifications from Cubist. Regardless of the lead time, Hospira shall use commercially reasonable efforts to accommodate any requested changes by Cubist to its firm quarterly orders.”

14.           Section 8.8.3 is hereby amended by (i) adding the word “applicable” to the first sentence of the first paragraph of Section 8.8.3 so that it reads, “… (a) in accordance and conformity with the applicable Product Specifications …”; (ii) adding the phrase “and the provisions of Subparagraph 8.4.14” immediately following the words, “ … replacement provisions of Subparagraph 8.4.2” in the second sentence in the second paragraph in Section 8.8.3; and (iii) deleting the word “remedy” in the second sentence in the second paragraph in Section 8.8.3 and replacing it with the word “remedies”.

15.           Section 13.2 is hereby amended by deleting the contact information contained therein in its entirety and replacing it with the following:

“If to Cubist:	Cubist Pharmaceuticals, Inc.
65 Hayden Avenue
Lexington, MA 02421
U.S.A.
Attention: Senior Vice President, Technical Operations
Facsimile No.: (781) 240-5702

With a copy to:	Cubist Pharmaceuticals, Inc.
65 Hayden Avenue
Lexington, MA 02421
U.S.A.
Attention: General Counsel
Facsimile No.: (781) 860-1407

If to Hospira:	Hospira Worldwide, Inc.
H1-3, Dept 988
275 N. Field Drive
Lake Forest, IL 60045
U.S.A.
Attention: Corporate V.P., One 2 One Contract Manufacturing Services
Facsimile No.: (224) 212-3210

With a copy to:	Hospira Worldwide, Inc.
H1-2, Dept. NLEG
275 N. Field Drive
Lake Forest, IL 60045
U.S.A.
Attention: General Counsel
Facsimile No.: (224) 212-2088”

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

16.           Section 13.6 is hereby amended by adding the following sentence at the end of the Section:

“If there is any conflict, discrepancy, or inconsistency among the terms of the Quality Agreement and the terms of any project development plan, this Agreement or other standard form or document used by the parties, such as a purchase order, the Quality Agreement will control as regards all issues solely related to quality assurance and in all other cases, the Agreement will control.”

17.           Exhibit 1.8 is hereby deleted in its entirety and replaced with the updated Exhibit 1.8 attached hereto as Attachment C.

18.           Pricing and Minimum Volume Schedules.  Exhibit 8.5.1 is hereby deleted in its entirety and replaced with the new Exhibit 8.5.1, attached hereto as Attachment D.

19.           Effective Date.  The amendment to the Agreement contemplated by this Third Amendment shall be deemed effective as of the Third Amendment Effective Date upon the full execution of this Third Amendment and without any further action required by the parties hereto.  There are no conditions precedent or subsequent to the effectiveness of this Third Amendment.

20.           Counterparts.  This Third Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  One or more counterparts of this Third Amendment may be delivered by facsimile or electronic transmission (including by e-mail delivery of .pdf signed copies), with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

[Signature Page Follows]

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

IN WITNESS WHEREOF, the parties hereto have duly executed this Third Amendment as of the Third Amendment Effective Date.

HOSPIRA WORLDWIDE, INC.		CUBIST PHARMACEUTICALS, INC.

By	/s/ Anthony N. Cacich	By	/s/ Heinrich Schlieker
	(Signature)		(Signature)

Name	Anthony N. Cacich	Name	Heinrich Schlieker
	(type or print)		(type or print)

Title	Corporate Vice President	Title	Sr. Director, Manufacturing
One 2 One Contract Manufacturing Services

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

Attachment A

August 25, 2010 quotation for validation of []* Product

[see attachment]

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

Attachment B

May 3, 2011 quotation for validation of []* Product

[see attachment]

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

Attachment C

Exhibit 1.8

Product Specifications

[]*

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

Attachment D

Exhibit 8.5.1

Pricing Schedule

[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*

[]*.

Minimum Volume Schedule

[]*.

In addition to the foregoing Minimum Volume supply obligations of Hospira, in connection with any firm orders from Cubist, to be issued solely at the discretion of Cubist, Hospira agrees to use commercially reasonable efforts to manufacture in a Contract Year such additional ordered volume of Product above the applicable Minimum Volume for such Contract Year.  For clarity, Cubist shall have no obligation to submit any such orders above the Minimum Volume for any Contract Year.

*Confidential Treatment Requested.  Omitted portions filed with the Commission.